                                                   EXHIBIT 11.1

                                             GENESIS MEDIA GROUP, INC.
                                    COMPUTATION OF NET INCOME PER COMMON SHARE

                                                       For the year ended              For the six months ended
                                                          December 31                          June 30,
                                                     1998              1997             1999              1998
                                                -------------     -------------     -------------   -------------
Income (Loss) as reported                          $(300,906)         $159,563         $(171,407)       $134,528
Income tax expense                                         -                 -                 -               -
                                                -------------     -------------     -------------   -------------
Net income (loss)                                  $(300,906)         $159,563        $(7171,407)       $134,528
                                                =============     =============     =============   =============
Basic earnings per share                             $ (0.02)           $ 0.02             $0.00          $ 0.01
                                                =============     =============     =============   =============
Diluted earnings per share                           $ (0.02)           $ 0.02             $0.00           $0.01
                                                =============     =============     =============   =============
Weighted average shares outstanding               20,233,624         6,869,500        32,680,574       6,869,500
                                                =============     =============     =============   =============
Fully diluted average shares outstanding          20,233,624         6,869,500        32,680,574       6,869,500
                                                =============     =============     =============   =============


                                              OPEN DOOR RECORDS, INC.
                                    COMPUTATION OF NET INCOME PER COMMON SHARE

                                                      For the year ended
                                                         December 31,              For the six months ended
                                                                                            June 30,
                                                             1998                 1999                  1998
                                                         -------------        -------------       -------------
Income (Loss) as reported                                     $(2,627)            $(92,811)              $(816)
Income tax expense                                                  -                    -                   -
                                                         -------------        -------------       -------------
Net income (loss)                                             $(2,627)            $(92,811)              $(816)
                                                         =============        =============       =============
Basic earnings per share                                       $(2.63)             ($92.81)             $(0.82)
                                                         =============        =============       =============
Diluted earnings per share                                     $(2.63)             ($92.81)             $(0.82)
                                                         =============        =============       =============
Weighted average shares outstanding                             1,000                1,000               1,000
                                                         =============        =============       =============
Fully diluted average shares outstanding:                       1,000                1,000               1,000
                                                         =============        =============       =============



                                              OPEN DOOR ONLINE, INC.
                                    COMPUTATION OF NET INCOME PER COMMON SHARE

                                                           Proforma               For the nine months ended
                                                           June 30,                    September 30,
                                                             1999                 1999                  1998
                                                         -------------        -------------       -------------
Income (Loss) as reported                                    $(92,811)           $(132,296)            $(6,571)
Income tax expense                                                  -                    -                   -
                                                         -------------        -------------       -------------
Net income (loss)                                            $(92,811)           $(132,296)            $(6,571)
                                                         =============        =============       =============
Basic earnings per share                                      $ (0.01)             $ (0.01)           $ (06.57)
                                                         =============        =============       =============
Diluted earnings per share                                    $ (0.01)             $ (0.01)            $ (6.57)
                                                         =============        =============       =============
Weighted average shares outstanding:                        9,159,291            9,210,569               1,000
                                                         =============        =============       =============
Fully diluted average shares outstanding:                   9,159,291            9,210,569               1,000
                                                         =============        =============       =============